As filed with the Securities and Exchange Commission on May 23, 2012                                         Registration No. 333-161400

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Comverge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300

Norcross, Georgia 30092

(678) 392-4954

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Blake Young

President and Chief Executive Officer

5390 Triangle Parkway, Suite 300

Norcross, Georgia 30092

(678) 392-4954

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
James S. Rowe Michael H. Weed Kirkland & Ellis LLP 300 N. LaSalle Chicago, Illinois 60654 (312) 862-2000
Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

Comverge, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 (File No. 333-161400) (the “Prior Registration Statement”).

Pursuant to an Agreement and Plan of Merger, dated as of March 26, 2012, by and among the Registrant, Peak Holding Corp. (“Parent”) and Peak Merger Corp., a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving the merger as an indirect, wholly owned subsidiary of Parent. As a result of the merger, the Registrant has terminated the offering of the Registrant’s securities pursuant to the Prior Registration Statement. In accordance with undertakings made by the Registrant in the Prior Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on May 23, 2012.

COMVERGE, INC.

By:	/S/ R. BLAKE YOUNG
Name:	Blake Young
Title:	President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act.